UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2011

Commission File Number:      814-00720

LOS ANGELES SYNDICATE OF TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	20-5655532
(State or Jurisdiction of	(IRS Employer ID No)
Incorporation or Organization)

3651 Lindell Road, Suite D #146, Las Vegas, NV  89103
(Address of principal executive office) (zip code)

(702) 943-0320
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02.Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 15, 2011, the Board of Directors of the Los Angeles Syndicate of Technology, Inc (“LAST” or the “Company”) determined, based on the recommendation of management, that the Company should restate its financial statements for the quarter ended September 30, 2010, the year ended December 31, 2010, and the quarter ended March 31, 2011. This restatement is to correct for errors found by the Company subsequent to filing its Form 10-Q for the quarter ended March 31, 2011 that relate primarily to the Company’s provision for deferred income taxes. As a result of these errors, the Board of Directors determined on August 15, 2011 that the previously issued financial statements for the quarterly period ended September 30, 2010, the annual period ended December 31, 2010, and the quarter ended March 31, 2011 should no longer be relied upon. The financial statements for the quarterly periods ended September 30, 2010 and March 31, 2011 were unaudited, whereas the annual period ended December 31, 2010 was audited.

The effect of the restatement from the revised results that were included in the Company’s September 30, 2010 Form 10-Q is anticipated to be an increase in Net Earnings from Operations of approximately $30,000 and a reduction inour Net Increase in Net Assets From Operations of $1,073,000  for the nine months ended September 30, 2010. Net Earnings from Operations for the year ended December 31, 2010 is anticipated to increase by approximately $27,000 and the Company’s Net Increase in Net Assets From Operations for the year ended December 31, 2010 is anticipated to decline by approximately $2,585,000. The statement of net assets at September 30, 2010 and December 31, 2010 will also be revised. The impact of these changes is anticipated to be a decrease of approximately $0.09 and $0.22 per share to the previously reported Net Asset Value Per Share (“NAV/S”), at September 30, 2010 and December 31, 2010, respectively.

The effect of the restatement from the revised results that were included in the Company’s March 31, 2011 Form 10-Q is anticipated to be a decrease of approximately $0.22 per share to the previously reported Net Asset Value Per Share (“NAV/S”) for the prior period ended December 31, 2010. The restatement has no effect on the reported statement of operations or statement of net assets for the period ended March 31, 2011.

The restatement is being made to correct for errors found by management subsequent to the filing of the Company’s Form 10-Q for the period ended March 31, 2011 that relate primarily to the Company’s provision for deferred income taxes. The Company did not record deferred income taxes related to the unrealized gains recorded in the quarterly period ended September 30, 2010 and the annual period ended December 31, 2010.

The restatement to the Company’s Form 10-Q for the period ended March 31, 2011 also includes a correction to reflect the Company’s intention to elect to be taxed as an RIC under Subchapter M of the Internal Revenue Code of 1986 during the fiscal year ended December 31, 2011. As a result of this correction, the Company anticipates recording a decrease in its deferred tax liability on its restated statement of changes in net assets of $2,585,000, which had an impact of $0.22 to NAV/S for the quarterly period ended March 31, 2011.

Management and the Chairman of the Board of Directors have each discussed the matters disclosed in this Current Report on Form 8-K with Paritz& Company, P.A., the Company’s independent registered public accounting firm.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits
(c) Exhibits

99.1 None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed below by the following person on behalf of the Company and in the capacity thereunto duly authorized, in Santa Monica, California, on the 15th Day of August 2011.

Los Angeles Syndicate of Technology, Inc.

By: /s/James Jago
James Jago, Chief Financial Officer